UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 30, 2016

FXCM Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34986	27-3268672
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

55 Water Street, FL 50, New York, NY, 10041

(Address of Principal Executive Offices) (Zip Code)

(646) 432-2986

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 30, 2016, Forex Capital Markets L.L.C. (the “Seller”), a wholly-owned subsidiary of FXCM Inc. (the “Company”), entered into an asset purchase agreement (the "Asset Purchase Agreement"), pursuant to which the Seller agreed to sell certain assets comprising the DailyFX business (the “Assets”) to IG Group (the “Buyer”), for an aggregate purchase price of approximately $40 million (the “Transaction”) which will be paid in two installments. The first installment of $36 million will be paid upon closing, which is subject to Buyer final approval and customary closing conditions. The second installment of $4 million will be paid upon the successful transfer of the DailyFX websites to the Buyer.

The Asset Purchase Agreement contains customary representations, warranties and covenants by each of the Buyer and the Seller. Moreover, pursuant the terms of the Asset Purchase Agreement, FXCM will assume all liability relating to the DailyFX Assets up to the point of sale

Concurrently with execution of the Asset Purchase Agreement, the Buyer and Seller have entered into a transitional services agreement (the “Transitional Services Agreement”), pursuant to which the Seller and/or its affiliates will provide transition services to the Buyer relating to the hosting, maintenance, and operation of the Assets.  Such services will be provided for a period of up to six months (subject to extension) after the closing of the Transaction.

Also concurrently with the execution of the Asset Purchase Agreement, the Buyer and Seller have entered into a non-exclusive advertising agreement (the “Advertising Agreement”), which arranges for the placement of the Company’s advertisements on the United States and Canadian geo-targeted English DailyFX website and for the provision to the Company of United States and Canadian domiciled DailyFX leads generated through the DailyFX websites. The Advertising Agreement will last for a period of three years. Pursuant to the Advertising Agreement, the Company shall pay an annual fee to the Buyer, subject to adjustments based upon the number of leads received by the Company pursuant to the Advertising Agreement.

Item 9.01.   Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired: None
(b)	Pro forma financial information: None
(c)	Shell company transactions: None

(d)	Exhibits: Press release, dated September 30, 2016 issued by FXCM Inc.

Exhibit No.	Exhibit Description

99.1**	Press Release dated September 30, 2016

**	Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FXCM INC.

	By:	/s/ David S. Sassoon
		Name:	David S. Sassoon
		Title:	General Counsel

Date: September 30, 2016